LEASE

                              (General, Long Form)

1.   PARTIES:
This Lease is made and entered into this 9th day of April, 1996 by and between Larry M. Mitobe (hereinafter referred to as "Landlord") and HARTCOURT COMPANIES (hereinafter referred to as "Tenant").

2.   PREMISES:
Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, that certain real property and the building and other improvements located thereon situated in the City of Artesia, State of California commonly known as 19104 S. Norwalk Blvd., Artesia, CA and described as Lot 97 and 98 of Tract No. 3894 in the City of Artesia, County of Los Angeles, State of California as per map recorded in Book 74 page 35 of maps, in the office of County Recorder of said County (said real property is hereinafter called the "Premises").

3.   TERM:
The terms of this Lease shall be for Five years, commencing on June l, 1996 and ending on May 31, 2001.

4.   RENT:
Rent shall be payable without notice or demand and without any deduction, off-set, or abatement in lawful money of the United States to the Landlord at the address stated herein for notices or to such other persons or such other places as the Landlord may designate to Tenant in writing.

Tenant shall pay to the Landlord as rent for the Premises, the following sums:
$1230. per month from June l, 1996 to May 31, 1997.
$1640. per month from June 1, 1997 to May 31, 1998.
$2050. per month from June l, 1998 to May 31, 2001.
Tenant to pay before possession $1230.00 for first month's rent and $2050.00 for last month's rent. The first month of 4th year and 5th year will be free rents.

                                                                   Exhibit 10.01
                                                                          Page 1

5.   TAXES:

     (a) Real Property Taxes Landlord shall pay all real property taxes and general assessments levied and assessed against the Premises during the term of this Lease.

     (b) personal Property Taxes. Tenant shall pay prior to the delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and other personal property of Tenant contained in the Premises.

6.   UTILITIES:
Tenant shall make all arrangements and pay for all water, gas, heat, light, power, telephone and other utility services supplied to the Premises together with any taxes thereon and for all connection charges.

7.   ALTERATIONS AND ADDITIONS:
Tenant shall not, without the Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises.

8.   HOLD HARMLESS:
Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from Tenant's use or occupancy of the Premises or from the conduct of its business or from any activity, work, or things which may be permitted or suffered by Tenant in or about the Premises including all damages, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding arising therefrom. Except for Landlord's willful or grossly negligent conduct, Tenant hereby assumes all risk of damage to property or injury to person in or about the Premises.

9.   ASSIGNMENT AND SUBLETTING:
Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld.

10.  DEFAULT:
It is agreed between the parties hereto that if any rent shall be due hereunder and unpaid, or if Tenant shall default and breach any other covenant or provision of the Lease, then the Landlord, after giving the proper notice required by law, may re-enter the Premises and remove any property and any and all persons therefrom in the manner allowed by law. The Landlord may, at its option, either maintain this Lease in full force and effect and recover the rent and other charges as they become due or, in the alternative, terminate this Lease. In addition, the Landlord may recover all rentals and any other damages and pursue any other rights and remedies which the Landlord may have against the Tenant by reason of such default as provided by law.

                                                                   Exhibit 10.01
                                                                          Page 2
                                      109

11.   SURRENDER:
On the last day of the term of this Lease, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and damage by fire and the elements excepted.

12.   HOLDING OVER:
If Tenant, with the Landlord's consent, remains in possession of the Premises after expiration or termination of the term of this Lease, such possession by Tenant shall be deemed to be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all the provisions of this Lease applicable to such a month-to-month tenancy.

13.   BINDING ON SUCCESSORS AND ASSlGNS:
Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition. The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors and assigns.

14.   NOTICES:
Whenever under this Lease a provision is made for any demand, notice or declaration of any kind, it shall be in writing and served either personally or sent by registered or certified United States mail, postage prepaid, addressed at the address as set forth below:

TO LANDLORD AT:

         Larry Mitobe
         P. O. Box 5751
         Fullerton, CA 92635

TO TENANT AT:

         Alan V. Phan
         4141 Ball Road, Suite 156
         Cypress, CA 90630

Such notice shall be deemed to be received within forty-eight (48) hours from the time of mailing, if mailed as provided for in this paragraph.

15.   WAIVERS:
No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provisions.

16.   TIME:
Time is of the essence of this Lease.

                                                                   Exhibit 10.01
                                                                          Page 3
                                      110

Tenant shall have an option to purchase the property for $300,000 during the lease term.

Landlord will complete the following:

- Central air conditioning and heating.
- Carpet and tiles, as agreed.
- All doors and windows must be fixed.
- All partitions, as agreed.
- Chain link fence.








The parties hereto have executed this Lease on the date first above written.

LANDLORD:                               TENANT:

By: /s/  Larry Mitobe                   By: Hartcourt Co's.
----------------------------            ---------------------------
                                        By: /s/ Alan Phan, President
                                        ----------------------------


                                                                   Exhibit 10.01
                                                                          Page 4
                                      111

                        NOTICE TO CHANGE TERMS OF LEASE
                            (Civil Code Section 827)


To Tenants in Possession:  Hartcourt Companies

All Terms of Said Lease are to remain the same, only the dates are to change as follows:

1.   Said Lease to begin on July l, 1996.
2.   The June l, 1996 to June 30, 1996, rent to be free.
3.   Rental rates to begin from July 1, 1996.
4.   Possession was taken on May 16, 1996.
5.   Rent will not be charged from May 16 1996, to May 30, 1996.










/s/  Alan V. Phan                         /s/  Larry Mitobe
----------------------------              ----------------------------
       Alan V. Phan                               Larry Mitobe


           6/1/96                                   5/23/96
----------------------------              ----------------------------
            Date                                      Date


                                                                   Exhibit 10.01
                                                                          Page 5
                                      112

                                      LEASE

COMPLETE LEGAL NAME AND FULL                   NAME AND FULL ADDRESS OF THE
ADDRESS OF LESSEE ("LESSEE")                   SUPPLIER OF EQUIPMENT ("LESSOR")

Harcourt Investments (USA), Inc.               Anja Engineering Corporation
20022 State Road                               11591 Etiwanda Avenue
Cerritos, CA 90703                             Fontana, CA 92337
Taxpayer I.D. No.


                   SCHEDULE OF EQUIPMENT LEASED ("EQUIPMENT")
     (Include make, year, model, identification and model numbers or marks)
                                  SEE SCHEDULE

                   EQUIPMENT TO BE DELIVERED AND LOCATED AT:
                                  SEE SCHEDULE
                             ("Equipment Location")



1.   SCHEDULE OF LEASE PAYMENTS

     Lease term number of months: 120
     Number of payments: 10 Annual Payments


     Amount of each lease payment:
     Lease: $50,000.00
     Tax: Included
     Other: None

     Total annual lease payment: $50,000.00

     Advance lease payment representing:
     1 years $ 50,000.00 Total advance lease payment


2. LEASE. Lessor leases to Lessee and Lessee leases from Lessor for the lease term specified above and for any extension or renewal thereof (collectively "Term") and on the terms and conditions stated in this agreement ("Lease") the Equipment identified above and in any schedule ("Schedule") incorporating this Lease by reference that the parties agree in writing to make a part of this Lease.

                                                                   Exhibit 10.02
                                      113

3. LEASE PAYMENTS. The obligation to make Lease Payments begins on the date (as determined by Lessor) when Lessee accepts Equipment for shipment to its final destination. Lessee shall make Lease Payments, in advance, on the date or dates specified by Lessor in a notice to Lessee. Lease Payments shall be paid at the office of Lessor or at any other place specified by Lessor. Any Security Deposit and/or Advance Lease Payment is due on signing of the lease specifying such amount. If any part of a payment is more than five days late, Lessee shall pay a late charge of 10% of the payment, all or a portion of which is late. Lessor shall not be required to perform any maintenance and/or service obligations. Lessee will provide separate purchase orders for any maintenance and/or service. Lessee's obligation to make Lease Payments shall remain unconditional.

4. NO WARRANTIES. The Equipment is leased '"AS IS". Lessee has selected the Equipment from Supplier prior to requesting Lessor to manufacture it and lease it to Leesee. Lessor agrees to allow SGS Industrial Sevives to inspect the equipment at Anja's,Fontana facility and issue a Certificate of Quality as required. Lessee agrees to pay for the full cost of such an Inspection. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT OR COPYRIGHT INFRINGEMENT, TITLE, OR THE LIKE.

5. INSURANCE. Lessee agrees, at Lessee's sole cost and expense, to procure and deliver to Lessor simultaneously with or prior to delivery to Lessee of the equipment to be leased hereunder, and to keep in full force and effect during the entire term of the Agreement, a policy or policies of Insurance satisfactory to the Lessor as to the insurer and amount of coverage, protecting the Lessor against all losses and damages it may sustain or suffer due to any of the reasons stated above with a combined single limit of one million dollars ($1,000,000.00) for personal injury liability and property damage.

     Lessee will deliver, as required by the Lessor, to the Lessor a valid certificate of insurance, naming Lessor as additional insured and loss payee covering the lease term and any applicable extensions, and including the period up to the return of the equipment, which will become part of this Agreement.

                                                                   Exhibit 10.02
                                      114

6. INDEMNITIES. Lessee agrees and warrants that the machine leased hereunder will not be operated by any person other than agents or employees of Lessee, each of whom the Lessee warrants to be a careful, dependable operator not under the influence of alcohol or drugs. Lessee further agrees and warrants that Lessee or Lessee's agent will not permit the machinery to be used or operated in violation of any applicable national, federal, state or local law, ordinance or regulation and shall hold Lessor harmless from any fine, forfeiture, or penalty for any such violation.

7. BANKRUPTCY, Etc. This Agreement shall terminate without notice if Lessee shall have filed a voluntary petition in bankruptcy, shall have made an assignment for the benefit of creditors, shall have been voluntarily or involuntarily adjudicated a bankrupt by any court of competent jurisdiction, or if a petition for reorganization of Lessee, or for an arrangement with creditors is filed by or against Lessee, or if a receiver shall have been appointed for Lessee's business, or if Lessee shall have permitted or suffered any distress, attachment, levy or execution to be made or levied against any or all of the property of Lessee.

     In the event this Agreement shall have been terminated as provided above, the Lessee shall comply with and the Lessor shall be entitled to damages herein liquidated for all purposes including claims or suits against the Lessee'e assets in bankruptcy or reorganization, if any, as follows:

     Thirty-five percent (35%) of all lease payments due for the full contract term of this Agreement unbilled as at the date of termination representing the Lessor's cost for administration, contract set-up, machinery procurement, delivery, machinery modification, all of which would have been amortized over the full term of the Agreement together with one hundred percent (100%) of all billed and unpaid invoices which are applicable to this Agreement prior to the date of termination, repair charges for machinery together with interest relating thereto.

8. DEFAULT. In the event any material act or thing required of Lessee hereunder shall not be done and performed in the manner and at the time or times required by this Agreement, Lessee shall thereby be and become in default under this Agreement thereby vesting in Lessor the right, exercisable

                                                                   Exhibit 10.02
                                      115
     at the discretion of the Lessor without prejudice to any other right or remedy which the Lessor may have in relation to such default and, without notice of demand to declare all unpaid lease payments due or to become due hereunder payable forthwith together with all other charges provided herein and in any addenda now or hereafter made a part hereof, and enter any premises where equipment provided hereunder shall be and remove end retain same, or otherwise obtain possession thereof, without being liable to any suit, action, defense or other proceeding, free of all rights of Lessee without any further liability or obligations and indemnities provided hereunder, including but not limited to Lessee's obligation for the lease payments provided herein. Any such repossession shall not constitute a termination of this Agreement unless Lessor so notifies Lessee in writing and Lessor shall have the right, at its option, to lease, rent or sell machinery to any person or persons upon such terms and conditions as Lessor shall determine. Lessee shall pay to Lessor all costs and expenses, including reasonable legal fees, incurred by Lessor in collecting payments due from Lessee or in enforcing any of the Lessor's rights pursuant to this Agreement.

9. TITLE TO EQUIPMENT. It is expressly understood and agreed that this is a leasing contract only. Lessee acknowledges and agrees that it shall not, by virtue of this Agreement or the possession or use of the equipment by Lessee under or pursuant to this Agreement or of anything permitted to be done by Lessee hereunder in respect to the equipment acquire right, title or interest to any equipment leased hereunder. If the registered owner of the equipment is other than the Lessor, then the Lessee under this Agreement shall become sub-lessee and be subject and subordinate to the provisions of any written agreements covering the equipment, including the owner's rights of repossession. such agreements being available to the sub-lessee upon written request to Lessor.

10. LIENS AND ALTERATION. Lessee will keep the leased equipment free from any liens, claims or encumbrances and Lessee will not, without prior written consent thereto, make or suffer any changes, alterations, or improvements in or to said lease equipment or remove therefrom any parts, accessories, attachments or other equipment.

                                                                   Exhibit 10.02
                                      116

11. DELIVERY AND ACCEPTANCE. Supplier will ship the Equipment directly to a location designated by the Lessee. Lessee shall be deemed to have irrevocably accepted the Equipment under the lease upon the earlier of A) delivery to Lessor of the signed Delivery and Acceptance Receipt; or B) 10 days after delivery of the Equipment, if Lessee has not prior to such 10th day, delivered with the foregoing. Lessor and Lessee shall be relieved of all obligations or liabilities under the lease. Lessor shall retain any Advance Lease Payment as liquidated damages for loss of bargain and not as a penalty, and Lessee shall be responsible for paying for the Equipment and fulfilling all other obligations of the buyer under any applicable purchase order. The validity of the lease will not be affected by any delay in Lessee's receipt of the Equipment.

12. ENTIRE AGREEMENT. The parties agree that this Agreement together with the Schedule(s) and Addendum(s) attached hereto and any additional Schedule(s) and Addendum(s) which may be added at a later date and which are signed by a duly authorized representative of the Lessee and by a Corporate Officer of the Lessor constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings of the parties relating to the subject matter hereof but without prejudice to the Lessor's right on any antecedent breaches by the Lessee under any such prior Agreements, and shall be binding upon the respective parties and their respective representatives, successors, and assignees. The Agreement and the Schedules and Addenda now or hereafter made a part hereof may not be amended or altered in any manner unless such amendment or alteration is in writing and signed by a duly authorized representative of the Lessee and a Corporate Officer of the Lessor.

13. WAIVER. The failure of either party hereto, in any or more than one instance, to insist upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right of privilege herein, or the waiver by either party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect the same as if no such forbearance or waiver had occurred.

                                                                   Exhibit 10.02
                                      117

14. SAVING CLAUSE.The form of this agreement is intended for general use in the Continental United States and in the event that any of the terms and provisions hereof are in violation of or prohibited by any law, statue or ordinance of the state or county, of in the city where it is used, such terms and provisions shall be deemed amended to conform to such law, statute or ordinance without invalidating any other terms and provisions of this Agreement.

15. SECTION HEADINGS.All section headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement.

     Lessee agrees to all terms and conditions of this Lease, that they are a complete and exclusive statement of its lease agreement with Lessor and that they may be modified only by written agreement signed by an executive officer of Lessor and not by course of performance: provided, however, that Lessee authorizes Lessor, without notice, to supply omitted information and correct patent errors in any document executed by or on behalf of Lessee. LESSEE REPRESENTS AND WARRANTS THAT THE EQUIPMENT WILL BE USED FOR BUSINESS PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. LESSEE CERTIFIES THAT IT HAS READ AND RECEIVED A COPY OF THIS LEASE. LESSOR AND LESSEE HAVE ENTERED INTO THIS LEASE INTENDING TO BE BOUND BY THE TERMS AND CONDITIONS SET FORTH IN THIS LEASE AND ON ALL SCHEDULES OR ADDENDUMS. ALL LEASES HEREUNDER SHALL BE NONCANCELLABLE NET LEASES.


Anja Engineering Corporation          Harcourt Investments (USA) Inc.

/s/                                   /s/
-------------------------------       --------------------------------------
Shuji Kanamaru - President            Alan V. Phan - Chief Executive Officer

4/4/94                                4/4/94
------------                          ------------
Date                                  Date



                                                                   Exhibit 10.02
                                      118

                            STOCK EXCHANGE AGREEMENT


This agreement was entered on August 8, 1994 by and between:

(1) Eastern Rocester Limited, a Hong Kong corporation, located at Kailey Tower, 15 Stanley Street, 9th Floor, Central, Hong Kong, represented by Mr. Tan Goek Ser, President, (herein referred to as "Party A"); and,

(2) Harcourt Investment (USA) Inc., a Nevada corporation, located at 20022 State Road, Cerritos, California 90703, represented by Mr. Alan V. Phan, President, (herein referred to as "Party B").

WHEREAS, Party A, who owns 60% interest in a Chinese corporation, called Xinhui Harchy Modern Pens Ltd. , located at P.O. No. 529100, Dongshansi, Xinhui, Guangdong, China (herein referred to as "Party C") would like to transfer this asset to Party B, in exchange for shares of Party B, under the following terms and conditions;

(1) Party A will cause Party C to transfer the 60% share of Party B as of September 1, 1994.

(2) In exchange, Party B will tender 20,000 shares of Party B to Party A (out of the 25,000 total outstanding), as consideration for above transaction.

(3) Party A will have the option to purchase the remaining shares of 5,000 to Party B at a set price of $60 per share. The option is valid from today up to 12/31/96.

(4) The two parties have studied diligently the books and records of all parties involved, including books and records of Party C.

(5) All parties agreed that the transaction does not: involve any monetary consideration and will hold each other harmless and indemnify each other against any legal claims and proceedings.

(6) All parties agreed that there is no representation of any fact other than those books and records examined by all parties concerned.

                                                                   Exhibit 10.03
                                      119

(7)  This transaction will take Place on September 1, 1994.

(8) Should there be any dispute in respect to the performance of either party, the business law and regulations of Hong Kong will apply. All arbitration, and legal proceedings shall be conducted in Hong Kong.

WHEREAS, two Parties do hereby affix their signatures to confirm this agreement.

BY: HARCOURT INVESTMENT (USA), INC.

/s/  Alan V. Phan
-----------------------------
Alan V. Phan, President

BY: EASTERN ROCESTER LIMITED

/s/ Tan Goek Ser
-----------------------------
Tan Goek Ser, President

                                                                   Exhibit 10.03

                         THE HARTCOURT COMPANIES, INC.

                             1995 STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of The Hartcourt Companies, Inc., ("Company") 1995 Stock Option Plan ("PLAN") is to encourage ownership of the common stock of Company, by eligible key employees, directors, and officers providing service to the Company and its subsidiaries and licensees, and to provide increased incentive for such employees and other persons to render services to the Company and its subsidiaries in the future and to exert maximum effort for the success of the business of the Company and its subsidiaries.

     2. DEFINITIONS. As used herein, and in any Option granted hereunder, the following definitions shall apply:

     a)  "Board" shall mean the Board of Directors of the Company.

     b) "Common Stock" shall mean the common stock of the Company or any other class of shares of capital stock which has the right to participate in assets available for distribution to shareholders after the preferences of all other classes of capital stock has been satisfied.

     c)  "Company" shall mean The Hartcourt Companies, Inc.

     d) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) Section 3 of the Plan. If no Committee is appointed, the term "Committee" shall refer to the Board.

     e) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

     f) "Employee" shall mean any person, including officers, directors, employees and consultants, employed by the Company or any Subsidiary on either a full-time or part-time basis.

     g) "Incentive Stock Option" shall mean any Option granted under this Plan, or any other option granted to an Employee, which complies with the

                                                                   Exhibit 10.04
                                                                          Page 1
                                      121
     provisions of Section 422A of the United States Internal Revenue Code of 1986, as amended from time to time (herein called the "Code").

     h) "Non-Qualified Stock Option" shall mean any Option granted under this Plan which does not qualify in whole or in part as an "incentive stock option" under the provision of Section 422A of the Code.

     i)  "Option" shall mean a stock option granted pursuant to the Plan.

     j) "Optioned Shares" shall mean the Common Stock subject to an Option granted pursuant to the Plan.

     k)  "Optionee" shall mean a person who receives an Option under the plan.

     l)  "Plan" shall mean this 1995 Stock Option Plan.

     m) "Share" shall mean a share of the Common Stock as adjusted in accordance with Section 6(i) of the Plan.

     n) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.  ADMINISTRATION OF THE PLAN.

     a) PROCEDURE. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than three members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitutions therefore, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

     Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan; provided that no such member shall act upon the granting, amendment or modification of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an

                                                                   Exhibit 10.04
                                                                          Page 2
                                      122

     Option to him.

     b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted (which price, in the case of Incentive Stock Options, shall be not less than the minimum specified in Section 6(b) hereof), the Employees to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan;
         (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee, and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any other holders of any Options granted under the Plan.

     4. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in paragraph 6(h) and 6(1) hereof and to the provisions of Section 9 hereof, a total of two million (2,000,000) shares of Common Stock shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, and such amount of shares shall be made available (for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved (for the purpose of the Plan, but until termination of the Plan the Company shall make available a sufficient number of shares to meet the requirements of the Plan, but until termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall make available a sufficient number of shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an Option under the Plan.

     5.  ELIGIBILITY.

     a) Incentive Stock Options under the Plan may be granted only to Employees for a reason connected with their employment by the Company or any Subsidiary. Non- Qualified Stock Options may be granted under the Plan to Employees for reason connected with their employment or other service to the Company or any Subsidiary. An Employee who has been granted an Incentive Stock Option or a Non-Qualified Stock Option, if he or she is otherwise eligible, may be granted additional Incentive Stock Options or Non-Qualified Stock Options.

                                                                   Exhibit 10.04
                                                                          Page 3
                                      123

     b) The aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Common Stock with respect to which any Incentive Stock Option may be exercisable for the first time by an Optionee during any calendar year (under this Plan and any other stock option plans of the Company and its Subsidiaries) shall not exceed $100,000.

     The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, (or shall it interfere in any way with his right or the Company's right to terminate his employment or other position at any time.

     6. TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

     a) OPTION PERIOD. Each option agreement shall specify the period (for which the Option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period. In the outstanding stock of the Company (determined in accordance with Section 425(d) of the Code) on the date the Incentive Stock Option is granted to him, the option period shall not exceed five years from the date of grant.

     b) OPTION PERIOD. The purchase price of each share of Common Stock subject to each Option granted pursuant to the Plan shall be determined by the Committee at the time the Option is granted. In the case of Incentive Stock Options, such purchase price shall not be less that the fair market value of a share of Common Stock on the date the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to an Optionee who owns more than ten percent (10%) of the outstanding stock of the Company (determined in accordance with Section 425(d) of the Code) on the date Option is granted to him, the option price shall not be less that 110% of the fair market value of a share of Common Stock on such date.

     c) EXERCISE PERIOD. No part of any Option may be exercised until the optionee shall have remained in the employ of the Company or any of its Subsidiaries for such period after the date on which the Option is granted as the Committee may specify in the option agreement.

     d) PROCEDURE FOR EXERCISE. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised. An Option may not be exercised for fractional shares. Unless stock of Company is used to acquire such shares in accordance with paragraph 6(k), such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the


                                                                   Exhibit 10.04
                                                                          Page 4
                                      124

     Option price of such shares and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this paragraph 6(d). Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned shares.

     e) Termination of Employment. If an Optionee to whom an Option has been granted ceases to be employed by the Company or any of it's Subsidiaries for any reason other than death or disability, the options granted to him shall thereupon terminate except as otherwise provided in any written contract of employment entered into between the Optionee and the Company or any Subsidiary prior to the termination of employment.

     f) Disability or Death of Optionee. In the event of the disability or death of the holder of an Option under the plan while he is employed by the Company or any of its Subsidiaries, the Options previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of his disability or death) at any time and from time to time, within a period of one year after his disability or death, by the Optionee, by the executor or administrator of his estate or by the person or persons to whom his rights under the Option shall pass by ill or the laws of descent and distribution, but in no event may the Option be exercised after its expiration. An employee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company or any of its subsidiaries by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration lasting not less than 12 months.

     g) No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; except as provided in paragraphs 6(h) or 6(i), no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such certificate.

     h) Extraordinary Corporate Transactions; Adjustment for Recapitalization, Merger. etc. If the Company is dissolved or liquidated, or is merged or consolidated into or with another corporation, other than by a merger or consolidation in which the Company is the surviving corporation, the then exercisable but unexercised Options granted under the Plan shall not be exercisable after date of such dissolution, liquidation, merger or consolidation, unless such other surviving corporation makes provision for

                                                                   Exhibit 10.04
                                                                          Page 5
adoption of the Plan and the assumption of the Company's obligations thereunder.

     Notwithstanding any provision of this Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Option held by Optionees in the event of a sale or transfer of all or substantially all of the Company's assets, or merger or consolidation (other than a merger or consolidation in which the Company is the surviving corporation and no shares are converted into or exchanged for securities, cash or any other thing of value). Such action may include (but is not limited to) the following:

          (A) Accelerating the vesting of any Option to permit its exercise in full during such period as the Committee in its sole discretion shall prescribe following the public announcement of a sale or transfer of assets or merger or consolidation.

          (B) Permitting an Optionee, at any time during such period as the Committee in its sole discretion shall prescribe following the consummation of such a merger, consolidation or sale or transfer of assets, to surrender any Option (or any portion thereof to the Company for cancellation.

          (C) Requiring any Optionee, at any time following the consummation of such a merger, consolidation or sale or transfer of assets, if required by the terms of the agreements relating thereto, to surrender any Option (or any portion thereof) to the Company in return for a substitute Option which is issued by the corporation surviving such merger or consolidation or the corporation which acquired such assets (or by an affiliate of such corporation) and which the Committee, in its sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of the Option (or portion thereof) so surrendered.

     Subject to any action which the Committee may take pursuant to the provisions o( this paragraph 6(h) and paragraph 6(i), in the event of any merger, consolidation or sale or transfer of assets referred to in this paragraph 6(h) or paragraph 6(i), upon any exercise thereafter of an Option, an Optionee shall, at no additional cost other than payment of the exercise price of the Option, be entitled to receive in lieu of Shares, (1) the number and class of Shares or other security, or (2) the amount of cash, or (3) property, or (4) a combination of the foregoing, to which the Optionee would have been entitled pursuant to the terms of such merger, consolidation or sale or transfer of assets, if immediately prior thereto the Optionee had been the holder of record of the number of Shares for which such Option shall be so exercised.

     (i) Changes in Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization

                                                                   Exhibit 10.04
                                                                          Page 6
or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

     (j) Investment Representation. Each option agreement shall contain an agreement that, upon demand by the Committee for such a representation, the Optionee [or any person acting under paragraph 6(f)] shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such a representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

     k) Payment with Stock. Subject to approval of the Committee, an Employee may pay for any shares of Common Stock with respect to which an Option has been exercised by tendering to the Company other shares of Common Stock at the time of the exercise of such Option, provided, however. that at the time of such exercise, the Company shall have a Committee consisting of three or more disinterested directors who shall approve the payment for option shares with other shares. The certificates representing such other shares of Common Stock must be accompanied by a stock power duly executed with signature guaranteed. The value of Common Stock so tendered shall be determined by the Committee in its sole discretion. The Committee may, in its sole and absolute discretion, refuse any tender of shares of Common Stock, in which case it shall deliver the tendered shares of Common Stock back to the employee and notify the employee of such refusal.

     l) Options Not Transferable. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no

                                                                   Exhibit 10.04
                                                                          Page 7
                                      127
effect; provided, however, that nothing in this Section 6(l) shall prevent transfers by will or by the applicable laws of descent and distribution, or transfers made with the express written authorization of the Committee, whose authorization may be withheld at its absolute discretion.

     7. Amendments or Terminations. The Board of Directors may amend, alter or discontinue the Plan, but not amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted without his consent, or which without the approval of the shareholders, would:
(i) except as is provided in paragraphs 6(b) and 6(1) of the Plan, increase the total number of shares reserved for the purposes of the Plan or decrease the option price provided for in paragraph 6(b) of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in paragraph 5 of the Plan, (iii) extend the option period provided for in paragraph 6(a) of the Plan, or (iv) extend the expiration date of this Plan set forth in paragraph 9 of the Plan.

     8. Compliance with Other Laws and Regulations The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provision of Rule 16b-3 of the United States Securities and Exchange Act of 1934, as amended. If any Plan provision is found or determined not to be in compliance with such Rule 16b-3 of the United States Securities and Exchange Act of 1934, as amended. If any Plan provision is found or determined not to be in compliance with such Rule 16b-3 the provision shall be deemed null and void.

     9. Effectiveness and Expiration of Plan. The Plan shall be effective on March 23, 1995, the date the Board of Directors of the Company initially adopted the Plan, subject to the express condition that stockholders of the Company shall have approved and ratified the Plan within one year thereafter. For the purpose of granting Options hereunder, this Plan. shall expire on March 23, 2005, ten years after the effective date of the Plan and thereafter no Option shall be granted pursuant to the Plan.

     10. Cancellation and Issuance. The Committee may, as it's sole discretion, subject to the provision of the Plan, cancel outstanding Option and issue replacement Options under the Plan under terms and at exercise prices it deems beneficial to the Company and the Optionees, to further the purposes of the Plan. Notwithstanding this paragraph 10, no Option may be canceled, or otherwise amended or modified, without the written consent of the Optionee.

                                                                   Exhibit 10.04
                                                                          Page 8
                                      128

                         THE HARTCOURT COMPANIES. INC.

                             STOCK OPTION AGREEMENT
                     UNDER 1995 INCENTIVE STOCK OPTION PLAN

                              ---------------------

                                                          Date: _, 199_

     The Hartcourt Companies, Inc., a Utah corporation (the "Company"), hereby grants to ***** (the "optionee"), pursuant to the 1995 Incentive Stock Option Plan of the Company (the "Plan"), a copy of which is appended hereto and made a part hereof as Schedule I, an option to purchase a total of (______ shares of Common Stock of the Company at a price of *****DOLLARS ($***) per share (subject to adjustment as provided in Section 6(i) of the Plan), on the terms and conditions set forth in the Plan and hereinafter. This option shall not be exercisable later than on _______, 200___ (hereinafter referred to as the "Expiration Date"), except as otherwise provided in paragraphs 6(e) and 6(f) of the Plan in the event of termination of employment, death or disability of the Optionee.


     1. VESTING. Subject to the terms and conditions of this Agreement, the shares subject to this option shall be exercisable at any time, in whole or in part, on or after the date of grant of this option; provided, however, that this option shall not be exercisable later than the Expiration Date.

     2. TERMINATION. Except as otherwise expressly provided in any contract of employment between the Optionee and the Company, this option and all rights hereunder to the extent such rights shall not have been exercised shall terminate and become null and void after the Optionee ceases to be an Employee of the Company or any of its subsidiaries or licensees (whether by resignation, retirement, dismissal, death or otherwise); provided, however, that in no event may this option be exercised after the Expiration Date. Notwithstanding the foregoing, this option may in no event be exercised by any one to any extent in the event of a voluntary dissolution, liquidation or winding up of the affairs of the Company or in the event of merger into, consolidation with, or sale or transfer of all or substantially all of the assets of the Company, except under the circumstances and pursuant to the terms and conditions of Section 6(h) of the Plan.

     3. EXERCISE. This option is exercisable with respect to all, or from time to time with respect to any portion, of the shares then subject to such exercise, by delivering written notice of such exercise, in the form prescribed by the Stock Option Committee, to the principal office of the Secretary of the Company. Each such notice shall be accompanied by payment in full of the option purchase price of such shares. The Company acknowledges that the Optionee may, if he so elects, exercise this option by tendering shares of the Company's capital stock in payment of the option exercise price as permitted by Section 6(k) of the Plan.

                                                                   Exhibit 10.04
                                                                          Page 9
                                      129

     4. NON-TRANSFERRABLE. Unless otherwise expressly authorized by the Stock Option Committee, which authorization may be withheld at the Stock Option
Committee's absolute discretion, this option shall during the Optionee's lifetime be exercisable only by him, and neither it nor any right thereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the option by notice to the Optionee and the option shall thereupon become null and void.

     5.  MISCELLANEOUS

     (a) Neither the granting of this option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue in the employment of the Company or any of its subsidiaries, or as interfering with or restricting in any way the right of such corporations to terminate such employment at any time.

     (b) Neither the Optionee, nor any person entitled to exercise his rights in the event of his death, shall have any of the rights of a stockholder with respect to the shares subject to the option, except in the extent that certificates for such shares shall have been issued upon exercise of the option as provided for herein.

     (c) The Company is relieved from any liability for the non-issuance or non-transfer of any delay in the issuance or transfer of any shares of Common Stock subject to this option which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer shares of Common Stock of the Company in satisfaction of this option of counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares.

     (d) No capital stock acquired by exercise of this option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation.

     (e) This option shall be exercised in accordance with such administrative regulations as the Stock Option Committee may from time to time adopt. All decisions of the Stock Option Committee upon any question arising under the Plan or under this instrument shall be conclusive and binding upon the Optionee and all other persons.

THE HARTCOURT COMPANIES, INC.

By: /s/                          ATTEST:
---------------------

                                 -------------------
                                 Secretary



                                                                   Exhibit 10.04
                                                                         Page 10

                                PURCHASE CONTRACT
                                     ******

This contract was entered on 21 Mar 96 by and between:

1. Exceptional Specialty Products Inc., a California Corporation, located at 446 South Anaheim Hills Rd Suite 121 Anaheim Hills, California 92807, represented by Mrs. Joanne Daly, its President, herein referred to as SELLER: and

2. The Hartcourt Companies, a Utah corporation, located at 20022 State Rd, Cerritos, California 90703, represented by Dr. Alan V. Phan, its President, herein referred to as BUYER.

WHEREAS:

Seller agreed to sell and Buyer agreed to buy, a complete line of cosmetics, including inventory, marketed under the brand name of " Camille St Moritz", under the following terms and conditions:

1. The products sold will include the inventory as listed under Attachment A, the trademarked name of Camille St Moritz, the promotional literature, and the covenant not to compete from the principals.

2. Total and final payment for these products will be 60,000 units of free trading common shares of Hartcourt (NASDAQ Symbol: HRCT) delivered to an escrow account to be established by Buyer. The escrow will hold the shares for a period of 24 months, not allowed to sell, before releasing them to the rightful owner after this period

3. Buyer will have the right to repurchase the 60,000 shares at an unit price of $7.00 cash, at the end of the 24-month period.

4. Seller will have the option to resell the shares to Buyer; and Buyer will pay Seller $5.00 per share at the end of the 24 month period.

5. Seller hereby warrants to Buyer the following:

5a. All products are still in good conditions and completely safe to consumers; and there is no existing or potential violation of the laws and regulations of the FDA or other governmental authorities.

5b. Seller holds free and clear title of the goods; and there is no existing or future encumbrance from any source.

                                                                   Exhibit 10.05
                                                                          Page 1
                                      131

5c. Seller and its principals will not compete for a period of 5 years by marketing similar products in the U.S.

6. Buyer warrants that all shares of Hartcourt are free-trading and have no encumbrances or restrictions.

7. Buyer will deliver the share certificates to the escrow no later than 30 March 96 and Seller will ship all products and related materials within 24 hours of receiving the shares.

The two parties hereby affix their signatures as agreed.



/s/ Alan V. Phan               /s/ Joanne Daly
-----------------             ------------------------
BUYER                         SELLER


                                                                   Exhibit 10.05
                                                                          Page 2
                                      132

                                  ATTACHMENT A
                               Purchase Contract
                               Camille St Moritz

                                  TOTAL RECAP

1. Finished Products (Quantity & Item Description
          Per Page 1 & 2 Of Inventory Sheet)......... $ 186,475.00

2. Liquid Make Up In Bulk (Page 5)....................... 3,180.00

3. Containers, Labels, Packaging (Pages 4 thru 9)...... 102,410.00

4. Stationary & Promotional Materials (estimated)....... 18,750,00

                                           GRAND TOTAL $310,815.00



/s/ Alan V. Phan      /s/ Joanne Daly
----------------      ----------------
BUYER                 SELLER


                                                                   Exhibit 10.05
                                                                          Page 3
                                      133

Ex 10-6

                          PURCHASE AND SALE AGREEMENT


DATED: August 8th, 1996

PARTIES :

1.   "Hartcourt"    The Hartcourt Companies, Inc., a corporation
                    organized under the laws of the United
                    States, State of Utah.


2.   "NuOasis"      NUOASIS INTERNATIONAL INC., a corporation
                    organized under the laws of the Commonwealth of the Bahamas.

RECITALS:

1.1 NuOasis is the owner and developer of a commercial real estate project located in mainland China commonly known as the Peony Gardens Property, more fully described in Schedule "1" annexed hereto (the "Property"); and,

1.2  Hartcourt wishes to purchase the Property.

OPERATIVE PROVISIONS:

1.   Purchase and Sale

     1.1 Upon the terms and subject to the conditions of this Agreement, on the Closing Date, NuOasis agrees to sell and transfer the Property to Hartcourt and Hartcourt agrees to purchase and accept the Property for the consideration set forth in this Agreement.

     1.2 In exchange for the Property, Hartcourt shall pay to NuOasis the sum of Twenty Two Million Dollars (USD22,000,000), hereinafter referred to as the "Purchase Price", consisting of a Convertible Secured Promissory Note in the principal amount of Twelve Million Dollars (USD12, 000, 000) in the form annexed hereto as Schedule 2 (the "Hartcourt Note") and the greater of Ten Million (10, 000, 000) shares of Hartcourt common stock or that number of shares of Hartcourt common stock having a market value equal to Ten Million Dollars (USDIO,000,000) at Closing (the "Shares"). For the purpose of this Agreement, "Market Value" shall mean fifty percent (5O%) of the thirty

                                                                   Exhibit 10.06
                                                                          Page 1
                                      134

          (30) days moving average closing "bid" price for Hartcourt common stock as quoted by the United States National Association of Securities Dealers Electronic Bulletin Board immediately preceding the Closing Date.

2.   Closing

     2.1 The closing of the delivery and transfer of the Property (the "Closing") shall occur at the offices of Hartcourt on a date ("Closing Date") to be mutually agreed upon by Hartcourt and NuOasis after (i) exchange of all books, records, financial information, documents, and other materials deemed necessary to completion of the transaction contemplated under this Agreement, and (ii) completion of all review periods provided for in this Agreement . Exchange of documents under this Agreement shall begin as soon as possible after execution hereof. In any case, the Closing Date shall be no later than 30th September 1996.

     2.2  At the Closing,  the following  transactions shall occur and documents
          shall  be   exchanged,   all  of  which   shall  be  deemed  to  occur
          simultaneously:

          2.2.1  NuOasis will deliver, or cause to be delivered, to Hartcourt:

               2.2.1.1 the documents necessary to establish the interest in the Property and to transfer ownership of NuOasis' right, title and interest in and to the Property to Hartcourt, in form and substance acceptable to Hartcourt;

               2.2.1.2 such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by Hartcourt in furtherance of the intent of this Agreement .


                                                                   Exhibit 10.06
                                                                          Page 2

               2.2.1.3 certificates or other conveyance documents acceptable to NuOasis transferring the Purchase Price to NuOasis;

     2.3 From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

3.   Representations and Warranties of Hartcourt

     Hartcourt represents and warrants to NuOasis that;

     3.1 Hartcourt is a corporation, validly existing and in good standing under the laws of the United States, State of Utah, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite action on the part of Hartcourt. This Agreement has been duly executed and delivered by Hartcourt and the Hartcourt Note the Shares to be issued by Hartcourt hereunder will constitute validly issued shares and a binding, and enforceable obligation of the corporation.

     3.2 To the best of Hartcourt's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which Hartcourt is a party or to which it is subject so as to give rise to a claim by anyone against the Hartcourt Note or Shares which would in any way effect the enforceability or validity of this Agreement or Hartcourt's ability to conclude the transaction contemplated under this Agreement.

                                                                   Exhibit 10.06
                                                                          Page 3
                                      136

     3.3 The Shares. The Shares to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claim, and encumbrances, and Hartcourt can issue such shares without the consent or approval of any person, firm, corporation, or government authority .

     3.4 Capitalization. The capitalization of Hartcourt is attached hereto and incorporated herein as Schedule "3".

     3.5 Financial Information. Hartcourt has provided NuOasis, or will provide prior to Closing, copies of its Annual Report containing audited financial statements for the years ending 3lst December 1994 and 1995, and all other information included in such reports or delivered to NuOasis pursuant to this Agreement, shall be referred- to as the "Hartcourt Financials" . Except as set forth in the Hartcourt Financials, Hartcourt has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Hartcourt Financials, none of which (individually or in the aggregate) are material except as expressly indicated their use is not a guarantor or otherwise contingently liable for any material amount of indebtedness. Except as indicated in the Hartcourt Financials, there exists no default under the provisions of any instrument evidencing any indebtedness or of any agreement in relation thereto.

     3.6 Litigation. To the best knowledge and belief of Hartcourt, except as disclosed in the Hartcourt Financials or pursuant to this Agreement, there is neither pending nor threatened, any action, suit or arbitration to which its Hartcourt property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or create a material liability on the part of Hartcourt, or which

                                                                   Exhibit 10.06
                                                                          Page 4
          would conflict with this Agreement or any action taken or to be taken in connection with it.

     3.7 Tax Matter. To the extent that its tax filings, liabilities, payments, or provisions for payment could give rise to a claim against or affect the right of ownership to the Shares, Hartcourt has filed or will file all federal, state, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it and has paid, or made adequate provision for payment of all taxes, interest, penalty fee, assessment, or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect of such returns or reports.

     3.8 Contracts. Except as disclosed pursuant to this Agreement, or in the Hartcourt Financials, there are no contracts, actual or contingent obligations, agreement, franchises, license agreements, or other commitments between Hartcourt third parties which are material to its business, financial condition, or results of operation, taken as a whole. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than Ten Thousand Dollars (USD10,000).

     3.9 Material Contract Breaches: Defaults. To the best of Hartcourt's Knowledge and belief, it has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that it has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which it is a party or is bound and which might give rise to a claim by anyone against the Note or the Shares, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material rise to a claim against the Note or the Shares in respect of which Hartcourt has not taken adequate steps to prevent such a default from occurring .



                                                                   Exhibit 10.06
                                                                          Page 5

     3.10 Securities Laws. Hartcourt is a public company and represents that, to the best of its knowledge, except as disclosed in the Hartcourt Financials, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to this original stock issuance to its founders, its initial public offering, or any dealings with its stockholders, the public, the brokerage community, the United States Securities And Exchange Commission ("SEC"), any U.S. state regulatory agencies, or other person. Hartcourt is currently a non-reporting company and is not required to file quarterly or yearly reports. Hartcourt is in the process of filing its Form 10 with the SEC. Hartcourt is currently published in Standard and Poors and is cleared therefore for secondary trading in Standard and Poors approved states.

     3.11 Brokers. Hartcourt has agreed to pay a finder's fee with respect to the transaction contemplated in this Agreement to Asian International Development Ltd. . ("AID" ) , its assignees or nominees, and to Guangdong Investments Ltd. ("GIL"), its assignees or nominees in an amount to be negotiated. To the best of Hartcourt's knowledge, no other person or entity is entitled, or intends to claim that it is entitled, to receive any fees or commissions in connection with this transaction, further agrees to indemnify and hold harmless NuOasis against liability to AID, GIL or any broker claiming fees of any kind or nature.

     3.12 Approvals. Except as otherwise provided in this Agreement, to Hartcourt's best knowledge and belief no authorization, consent, or approval of, or registration or filing with any governmental authority, or any other person, is required to be obtained or made by connection with Hartcourt's execution, delivery, or performance of this Agreement.

     3.13 Full disclosure. The information concerning set forth in this Agreement, and in the Hartcourt Financials, is, to the best of Hartcourt's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                                                                   Exhibit 10.06
                                                                          Page 6
                                      139

     3.14 Date of Representations and Warranties. Each of the representations and warranties of set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

4.   Representations and Warranties of NuOasis

     NuOasis represents and warrants to Hartcourt that;

     4.1 NuOasis is the owner of the Property and will certify in form and substance acceptable to Hartcourt at Closing.

     4.2 NuOasis is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Bahamas, with the corporate power and authority to carry on its business as now being conducted. In addition, NuOasis is duly qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to so qualify does not have a material adverse effect on the business of NuOasis, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate actions on the part of NuOasis, to the extent, if any, that such authorizations are necessary. This Agreement has been duly executed and delivered by NuOasis and constitutes the valid, binding, and enforceable obligation of NuOasis.

     4.3 NuOasis has provided to Hartcourt, or will provide prior to Closing, appraisals, construction costs and budgets, and all other information related to the Property in the possession of NuOasis, or available for NuOasis. Such information shall be referred to as the "Property
          Reports" . All financial statements and reports included in the Property Reports and prepared by NuOasis, are prepared in accordance with generally acceptable accounting standards and present fairly the condition of the Property. Except as indicated, there exists no default under the provisions of any instrument evidencing NuOasis' ownership of the

                                                                   Exhibit 10.06
                                                                          Page 7
                                      140

          Property and NuOasis is not a guarantor or otherwise contingently liable for any material amount of indebtedness relating thereto.

     4.4 To the best knowledge and belief of NuOasis, there is neither pending nor threatened, any action, suit, arbitration, proceeding (whether federal, state, local or foreign) or claim to which NuOasis or the Property is or is likely to be named as a party in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, of the Property, or create any material liability on the part of owners of the Property, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

     4.5 To NuOasis's best knowledge and belief, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by NuOasis in connection with the execution, delivery, or performance of this Agreement.

     4.6 The information concerning NuOasis set forth in this Agreement and in the Property Reports is, to the best of NuOasis's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.   Conditions Precedent to Obligations of NuOasis

     All obligations of NuOasis under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

     5.1 The representations and warranties by Hartcourt set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.


                                                                   Exhibit 10.06
                                                                          Page 8
                                      141

     5.2 Hartcourt shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     5.3 Hartcourt shall have taken all corporate and other action necessary to issue the Shares and the Hartcourt Note constituting the Purchase Price to NuOasis pursuant to this Agreement.

     5.4 All instruments and documents delivered to NuOasis pursuant to the provisions of this Agreement shall be satisfactory to NuOasis and its legal counsel.

6.   Conditions Precedent to Obligations of Hartcourt

     All obligations of NuOasis under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

     6.1 The representations and warranties by NuOasis set forth in this Agreement shall be true and correct with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     6.2  NuOasis  shall  have   performed  and  complied  with  all  covenants,
          agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3 NuOasis shall have taken all corporate and other action necessary to transfer NuOasis ownership and title to the Property to Hartcourt.

     6.4 Before Closing, NuOasis will have delivered the Property Reports to Hartcourt. NuOasis shall specifically provide to Hartcourt schedules of all costs related to the Property as of 31st March, 1996 and all other documents necessary to substantiate to Hartcourt's sole satisfaction the agreed value of not less than Twenty Two Million Dollars (USD22,000,000). Upon receipt and review of the Property Reports, Hartcourt shall have fifteen(15) business days to raise objections to the information contained in the Property Reports, which shall be accomplished by

                                                                   Exhibit 10.06
                                                                          Page 9
                                      142
          submission of a written list of such objections to NuOasis, and to conduct a valuation of the Property. If there are objections, or if the valuation of the Property, as determined by Hartcourt, or a recognized independent appraiser acting for Hartcourt, is less than Twenty-Two Million Dollars(USD22,000,000), then Hartcourt shall have the option to terminate this Agreement without penalty. Alternatively, Hartcourt may elect, in its sole discretion, to waive objections and proceed with Closing.

     6.5 All instruments and documents delivered to Hartcourt pursuant to the provisions of this Agreement shall be satisfactory to Hartcourt and its legal counsel. NuOasis shall provide to Hartcourt prior to Closing evidence satisfactory to Hartcourt that the representations of NuOasis herein and the interest in the Property is legally created and duly enforceable.

7.   Termination

     7.1 This Agreement may be terminated at any time prior to the Closing Date without liability on the part of either Hartcourt or NuOasis:

          7.1.1  by mutual consent of Hartcourt and NuOasis;

          7.1.2 by Hartcourt or NuOasis, (unless the action or proceeding referred to is caused by a breach or default on the part of Hartcourt or NuOasis of any of their representations, warranties, or obligations under this Agreement) , if there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of Hartcourt or NuOasis, made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

          7.1.3 by NuOasis or Hartcourt (as the case may be) if, as provided herein upon Hartcourt's disapproval of the Value of the Property or

                                                                   Exhibit 10.06
                                                                         Page 10

                 NuOasis' disapproval of the Value of the Shares or the financial condition of Hartcourt, including but not limited to its capitalization, at any time prior to Closing.

8.   Termination with Cause

     If this Agreement is terminated for breach or otherwise for cause, the non-breaching party shall be reimbursed by the other party of all expenses and costs related to this Agreement in the amount of Fifty Thousand Dollars (USD50,000).

9. Miscellaneous Provisions

     9.1 All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three (3) years from the Closing Date. Hartcourt and NuOasis are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     9.2 All costs and expenses in the proposed sale and transfer described in this Agreement shall be borne by the following manner:

          9.2.1 each party has been represented by its own attorney(s) in this transaction, shall pay the fees of its own attorney(s), except as may be expressly set forth herein to the contrary .

          9.2.2 each party shall bear its reasonable shares of all other Closing costs and expenses arising from this Agreement .

                                                                   Exhibit 10.06
                                                                         Page 11

     9.3 At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement .

     9.4 Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     9.5 A11 notices and other communications hereunder shall either be in writing and shall be deemed to have been given if delivered in person, sent by overnight delivery service or sent by facsimile transmission, to the parties hereto, or their designees, as follows:

          To Hartcourt: The Hartcourt Companies, Inc.
                        19104 Norwalk Blvd.
                        Artesia, California 90703
                        Telephone: +1 310 403-1126
                        Facsimile: +1 310 403-1130

          To NuOasis:   NuOasis International Inc.
                        First Directors Limited
                        43 Elizabeth Avenue
                        Nassau, The Bahamas
                        Telephone: +44 1624 815544
                        Facsimile: +44 1624 815548

     9.6 The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                                                                   Exhibit 10.06
                                                                         Page 12
                                      145

     9.7  This  Agreement  may  be  executed   simultaneously  in  two  or  more
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8 Notwithstanding that this Agreement was negotiated and is being contracted for in the Bahamas and any conflict-of-law provision to the contrary, the Agreement shall be governed by the laws of the Commonwealth of the Bahamas.

     9.9 This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     9.10 This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     9.11 If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     9.12 This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

     9.13 A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                                                                   Exhibit 10.06
                                                                         Page 13
                                      146

     9.14 Time is of the essence of this Agreement and of each and every provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

THE HARTCOURT COMPANIES INC.

By: /s/ Alan Phan
----------------------------
   Name:  Alan Phan
   Title:    President

NuOasis INTERNATIONAL INC.

By: /s/ R. B. Emery
----------------------------
   Name:  R. B. Emery
   Title:    Director

For and on Behalf of
First Directors Limited






                                                                   Exhibit 10.06
                                                                         Page 14

                                  ADDENDUM TO
                         PURCHASE AND SALE CONTRACT OF
                                 AUGUST 8, 1996
                                    BETWEEN
                         THE HARTCOURT COMPANIES, INC.,
                                      AND
                           NUOASIS INTERNATIONAL,INC.

RECITALS
--------

On  August  8,  1996  The  Hartcourt  Companies  Inc.  (Hartcourt)  and  NuOasis
International, Inc. (NuOasis) entered into a Purchase and Sale Agreement regarding the commercial real estate project located in mainland China, commonly known as the Peony Gardens property.

The parties do hereby agree to enter into this addendum and to incorporate by reference the Purchase and Sale Agreement executed on August 8, 1996.

The parties agree that the terms contained in this addendum shall modify those terms contained in the Purchase and Sale Agreement of August 8, 1996 relating to the sale of the Peony Gardens Property to the extent set forth herein. Any terms and conditions not modified, altered and changed or referred to in this addendum shall remain in full force and effect and this addendum shall have no effect thereon.

The parties therefore agree as follows:

"1.2.2 Paragraph 1.2 is modified to the limited extent as follows: For the purpose of this Agreement, in addition to the promissory note referred herein, notwithstanding the formula set forth in paragraph l .2 herein, Hartcourt shall issue 4,000,000 shares of its common stock to NuOasis upon Closing."

IN WITNESS WHEREOF, the parties have executed this agreement on the date set forth herein.

THE HARTCOURT COMPANIES, INC.               NUOASIS INTERNATIONAL INC

By: /s/ Alan Phan                           By: /s/ Fred G. Luke
-----------------------------               ---------------------------
      Alan Phan, President                  Fred G. Luke, its agent and
                                            representative


                                                                   Exhibit 10.06
                                                                         Page 15

                       CONVERTIBLE SECURED PROMISSORY NOTE
U.S. $12,000,000
                                                                  August 8, 1996
                                                             Artesia, California

     FOR VALUE RECEIVED, The Hartcourt Companies, Inc., a corporation organized under the laws of the United States, State of Utah, with its principal place of business in Artesia, California ("Maker"), hereby promises to pay to NuOasis International, Inc., a company organized under the laws of the Commonwealth of the Bahamas ("Payee"or "Holder") the principal sum Twelve Million Dollars (US$12,000,000) with principal and accrued interest at the rate of eight percent (8%) per annum due and payable 30 days after demand or August 31, 1997, whichever first occurs (the "Due Date"). This Convertible Secured Promissory Note (the "Note") is issued by Maker pursuant to the Purchase and Sale Agreement of even date (the "Purchase Agreement").

     To secure the payment of this Note, Maker hereby grants to the Holder pursuant to a Security Agreement dated of even date between Maker and Holder a security interest in the property set forth, in Exhibit "A" hereto ("the Collateral"). Upon default, the Holder may resort to any remedy against the Collateral available to a secured party under the United States Uniform Commercial Code, or laws of the Peoples Republic of China. Not withstanding anything to the contrary therein, this Note is without recourse. Payee and Holder agree to look solely to the Collateral for satisfaction in the event of default.

     All documents and instruments now, or hereafter evidencing and/or securing the indebtedness evidenced hereby or any part thereof, including but not limited to this Note and the Security Agreement of even date, are sometimes collectively referred to herein as the "Security Documents."

     All agreements in this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, for any circumstance whatsoever, fulfillment of any provision of this Note or any other Security Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker. Maker and Payee affirm that the indebtedness evidenced represents the partial consideration for the Property being acquired by Maker pursuant to the Purchase Agreement.

     Maker shall pay to Holder all reasonable costs, expenses, charges, disbursements and attorneys' fees incurred by Holder following an Event of

                                                                   Exhibit 10.07
                                                                         Page  1
                                      149

Default in collecting, enforcing or protecting this Note or any other Security Document, whether incurred in or out of court, including appeals and bankruptcy proceedings.

   If Maker utilizes the Collateral in any way to secure financing, Maker agrees to pay the net proceeds of such financing to Holder to the extent of the principal balance of the Note, and all accrued and unpaid interest, before distributing any of such financing proceeds for other purposes.


Conversion Features of the Note

     This Note is convertible into shares of the Maker's common stock as hereinafter provided. At the election of Holder, the Note is convertible into the greater of that number of shares of common stock of Maker with a current market value at the date of conversion equal to the unpaid principal balance due on the Note. "Market Value" for the purpose of this Note shall mean fifty percent (50%) of the moving average bid price of such shares for the ten (10) business days immediately proceeding notice of conversion.

Extension of the Due Date

     In the event the Maker hereof makes any principal reduction payments on this Note on or before October 31, 1996, then the Due Date of this Note shall be extended as follows: For each One Million, Dollars (US$1,000,000) of principal reduction payments made on the Note, the Due Date shall be extended by thirty
(30) days.

Events of Default

     Each of the following events or occurrences shall constitute an "Event of Default" hereunder: (a) if default is made in the payment of any monetary amount payable hereunder, under the terms of any Security Document, or under the terms of any other obligation of Maker to Payee hereunder, within ten (10) days following the date the same is due; (b) if default is made in the performance of any other promise or obligation described herein, in any Security Document, or in any other document evidencing or securing any indebtedness of Maker to Payee following ten ( 10) days prior notice to Maker of such default and the failure of Maker to cure such default within ten (10) day period; (c) if Maker shall execute an assignment of any of its property for the benefit of creditors, fail to meet any obligations herein described, be unable to meet its debts as they mature, suspend its active business or be declared insolvent by any court, suffer any judgment or decree to be rendered against it in an amount greater than US$10,000, suffer a receiver to be appointed for any of its property, voluntarily seek relief or have involuntary proceedings brought against it under any provision now in force or hereinafter enacted of any law relating to bankruptcy, or forfeit its charter, dissolve, or terminate its existence; (d) if any writ of attachment, garnishment or execution shall be issued against Maker,
(e) if any tax lien be assessed or filed against Maker; (f) if any warranty, representation or statement made or furnished to Payee by or on behalf of Maker, including but not limited to any information provided to Payee in conjunction with the Purchase Agreement.

                                                                   Exhibit 10.07
                                                                         Page  2
                                      150

     Upon the occurrence of any Event of Default,  which is not cured within ten
(10) days after notice of such default is given, by Holder or at any time thereafter when any Event of Default may continue, Holder may, at its option and in its sole discretion, declare the entire balance of Note to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this Note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived, anything in this Note or any other Security Document to the contrary notwithstanding.

     Payee and Maker hereby agree to trial by court and irrevocably agree to waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with, this Note or any other Security Document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Note or any other Security Document.

     This Note has been delivered to Payee and accepted by Payee in the Commonwealth of the Bahamas and shall be governed and construed generally according to the laws of said jurisdiction except to the extent that creation, validity, perfection or enforcement of any liens or security interests securing this Note are governed by the laws of another jurisdiction. Venue of any action brought pursuant to this Note or any other Security Document, or relating to the indebtedness evidenced hereby or the relationships created by or under the Security Documents shall, at the election of the party bringing the action, be brought in a United States federal court of appropriate jurisdiction located in or having jurisdiction over the Maker. Maker and Payee each waives any objection to the jurisdiction of or venue in, any such court and to the service of process issued by such court and agrees that each may be served by any method of process pursuant to the laws of the Commonwealth of the Bahamas or, if applicable, as described in the United States Federal Rules of Civil Procedure. Maker and Payee each waives the right to claim that any such court is an inconvenient forum or any similar defense.

     If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

     As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Security Document.


                                                                   Exhibit 10.07
                                                                         Page  3
                                      151

     This Note and any and all certificates issued in replacement thereof or in exchange thereof, will bear a restrictive transfer legend in the following form:

"THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), BUT HAVE BEEN ISSUED IN RELIANCE UPON REGULATIONS PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO A "U.S. PERSON" (AS DEFINED IN REGULATIONS) OR TO ANY PERSON WITH A UNITED STATES ADDRESS DURING THE RESTRICTED PERIOD FOLLOWING ISSUANCE OF THE SECURITIES. FOLLOWING EXPIRATION OF THE RESTRICTED PERIOD. ANY RESALE OR TRANSFER OF THE SECURITIES TO A U. S. PERSON OR INTO THE UNITED STATES MUST BE MADE IN ACCORDNCE WITH REGULATIONS. PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. "

     Executed  by the  undersigned  the year and day first  above  written.

                               The Hartcourt Companies, Inc., a Utah corporation

                               By  /s/ Alan V. Phan
                               -------------------------
                               Name: Alan V. Phan
                               Title: CEO, and President


                                                                   Exhibit 10.07
                                                                         Page  4

Ex 10-8

                      CONVERTIBLE SECURED PROMISSORY NOTE
U.S. $12,000,000                                                August 8th, 1996
                                                             Artesia, California

     FOR VALUE RECEIVED, The Hartcourt Companies, Inc., a corporation organized under the laws of the United States, State of Utah, with its principal place of business in Artesia, California ("Maker"), hereby promises to pay to NuOasis International, Inc., a corporation organized under the laws of The Commonwealth of the Bahamas ("Payee" or "Holder") the principal sum of Twelve Million Dollars (US$12,000,000) with principal and accrued interest at the rate of eight percent (8%) per annum due and payable 30 days after demand or August 31, 1997, whichever first occurs (the "Due Date"). This Convertible Secured Promissory Note (the "Note") is issued by Maker pursuant to the Purchase and Sale Agreement of even date (the "Purchase Agreement").

     To secure the payment of this Note, Maker hereby grants to the Payee, pursuant to a Security Agreement dated of even date between Maker and Holder a security interest in the property set forth in Exhibit "A" hereto (the "Collateral"). Upon default, the Holder may resort to any remedy against the Collateral available to a secured party under the Uniform Commercial Code, or laws of the People's Republic of China. Notwithstanding anything to the contrary herein, this Note is without recourse. Payee and Holder agree to look solely to the Collateral for satisfaction in the event of default.

     All documents and instruments now or hereafter evidencing and/or securing the indebtedness evidenced hereby or any part thereof, including but not limited to this Note and the Security Agreement of even date, are sometimes collectively referred to herein as the "Security Documents".

     All agreements in this Note and all other Security Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of ac-celeration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, for any circumstance whatsoever, fulfillment of any provision of this Note or any other Security Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Maker. Maker and Payee affirm that the indebtedness evidenced represents the partial consideration for the Property being acquired by Maker pursuant to the Purchase Agreement. Further, Holder agrees that, in the event the Property acquired by Maker pursuant to the Purchase Agreement cannot be completed for occupancy and the requisite permits and approval of the transfer of title to Maker by the Due Date, and upon written demand by Maker that Holder shall compensate Maker in the form of liquidated damages calculated in the following manner: (a) Holder agrees to refund any and all monies

                                                                   Exhibit 10.08
                                                                         Page  1
                                      153
previously paid to Holder by Maker (i) in furtherance of construction and completion of the Property; or, (ii) as principal reduction payments applied to the Note; and, (b) Holder agrees to cause the return of 4,000,000 shares of Maker's common stock to Maker.

     Maker shall pay to Holder all reasonable costs, expenses, charges, disbursements and attorneys' fees incurred by Payee following an Event of Default in collecting, enforcing or protecting this Note or any other Security Document, whether incurred in or out of court, including appeals and bankruptcy proceedings.

     If Maker utilizes the Collateral in any way to secure financing, Maker agrees to pay the net proceeds of such financing to Payee to the extent of the principal balance of the Note, and all accrued and unpaid interest, before distributing any of such financing proceeds for other purposes.

Conversion Features of the Note

     This Note is convertible into shares of the Maker's common stock as hereinafter provided. At the election of Holder, the Note is convertible into the greater of that number of shares of common stock of Maker with a current market value at the date of conversion equal to the unpaid principal balance due on the Note. "Market Value" for the purpose of this Note shall mean fifty percent (50%) of the moving average bid price of such shares for the ten (10) business days immediately preceding notice of conversion.

Extension of the Due Date

     In the event the Maker hereof makes any principal reduction payments on this Note on or before October 31, 1996, then the Due Date of this Note shall be extended as follows: For each One Million Dollars (US$1,000,000) of principal reduction payments made on the Note, the Due Date shall be extended by thirty
(30) days.

Events of Default

     Each of the following events or occurrences shall constitute an "Event of Default" hereunder: (a) if default is made in the payment of any monetary amount payable hereunder, under the terms of any Security Document, or under the terms of any other obligation of Maker to Payee hereunder, within ten (10) days following the date the same is due; (b) if default is made in the performance of any other promise or obligation described herein, in any Security Document, or in any other document evidencing or securing any indebtedness of Maker to Payee following ten (10) days prior notice to Maker of such default and the failure of Maker to cure such default within said ten (10) day period; (c) if Maker shall execute an assignment of any of its property for the benefit of creditors, fail to meet any obligations herein described, be unable to meet its debts as they mature, suspend its active business or be declared insolvent by any court, suffer any judgment or decree to be rendered against it in an amount greater than US$10,000, suffer a receiver to be appointed for any of its property, voluntarily seek relief or have involuntary proceedings brought against it under any provision now in force or hereinafter enacted of any law relating to bankruptcy, or forfeit its charter, dissolve, or terminate its existence; (d) if

                                                                   Exhibit 10.08
                                                                         Page  2
                                      154
any writ of attachment,  garnishment or execution shall be issued against Maker;
(e) if any tax lien be assessed or filed against Maker; (f) if any warranty, representation or statement made or furnished to Payee by or on behalf of Maker, including but not limited to any information provided to Payee in conjunction with the Purchase Agreement.

     Upon the occurrence of any Event of Default,  which is not cured within ten
(10) days after notice of such default is given by Holder or at any time thereafter when any Event of Default may continue, Holder may, at its option and in its sole discretion, declare the entire balance of this Note to be immediately due and payable, and upon such declaration all sums outstanding and unpaid under this Note shall become and be in default, matured and immediately due and payable, without presentment, demand, protest or notice of any kind to Maker or any other person, all of which are hereby expressly waived, anything in this Note or any other Security Document to the contrary notwithstanding.

     Payee and Maker hereby agree to trial by court and irrevocably agree to waive jury trial in any action or proceeding (including but not limited to any counterclaim) arising out of or in any way related to or connected with this Note or any other Security Document, the relationship created thereby, or the origination, administration or enforcement of the indebtedness evidenced and/or secured by this Note or any other Security Document.

     This Note has been delivered to Payee and accepted by Payee in the Commonwealth of the Bahamas and shall be governed and construed generally according to the laws of said jurisdiction except to the extent that creation, validity, perfection or enforcement of any liens or security interests securing this Note are governed by the laws of another jurisdiction. Venue of any action brought pursuant to this Note or any other Security Document, or relating to the indebtedness evidenced hereby or the relationships created by or under the Security Documents shall, at the election of the party bringing the action, be brought in a United States federal court of appropriate jurisdiction located in or having jurisdiction over the Maker. Maker and Payee each waives any objection to the jurisdiction of or venue in any such court and to the service of process issued by such court and agrees that each may be served by any method of process pursuant to the laws of the Commonwealth of the Bahamas or, if applicable, as described in the United States Federal Rules of Civil Procedure. Maker and Payee each waives the right to claim that any such court is an inconvenient forum or any similar defense.

     If, in any jurisdiction, any provision of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Note, and this Note shall be construed, to the extent of such invalidity, illegality or unenforceability (and only to such extent) as if any such provision had never been contained herein. Any such holding of invalidity, illegality or unenforceability in one jurisdiction shall not prevent valid enforcement of any affected provision if allowed under the laws of another relevant jurisdiction.

                                                                   Exhibit 10.08
                                                                         Page  3
                                      155

     As used in this Note, the term "person" shall include, but is not limited to, natural persons, corporations, partnerships, trusts, joint ventures and other legal entities, and all combinations of the foregoing natural persons or entities, and the term "obligation" shall include any requirement to pay any indebtedness and/or perform any promise, term, provision, covenant or agreement included or provided for in this Note or any other Security Document.

     This Note and any and all certificates issued in replacement thereof or in exchange therefore, will bear a restrictive transfer legend in the following form:

     "THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), BUT HAVE BEEN ISSUED IN RELIANCE UPON REGULATION S PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO A "U.S. PERSON" (AS DEFINED IN REGULATIONS) OR TO ANY PERSON WITH A UNITED STATES ADDRESS DURING THE RESTRICTED PERIOD FOLLOWING ISSUANCE OF THE SECURITIES. FOLLOWING EXPIRATION OF THE RESTRICTED PERIOD, ANY RESALE OR TRANSFER OF THE SECURITIES TO A U.S. PERSON OR INTO THE UNITED STATES MUST BE MADE IN ACCORDANCE WITH REGULATIONS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

     Executed by the undersigned the year and day first above written.


                                         The Hartcourt Companies, Inc.
                                         a Utah corporation


                                         By: /s/ Alan Phan
                                           ------------------
                                           Name: Alan V. Phan
                                           Title: President

                                         NOT VALID WITHOUT ORIGINAL SEAL

     This note replaces the previous note of the same date. It supersedes and cancels the other note in its entirety.



                                                                   Exhibit 10.08
                                                                         Page  4

                                 SALES AGREEMENT

                                    RECITALS

The Hartcourt Companies, Inc., a Utah chartered company ("Purchaser") with offices located at 19104 South Norwalk Blvd. Artesia, California, its assigns, nominees or transferees does hereby enter into this agreement regarding the purchase of an undivided fifty percent (50%) interest in thirty four (34) State of Alaska mineral lease gold lode claims, consisting of one hundred sixty (160) acres each for a total of five thousand four hundred forty (5,440) acres, all located in the Melozitna mining district near Tanana, Alaska, from Promed International, Ltd., a Turks & Caicos chartered company ("Seller") with offices located at 2B Mansion House, 143 Main Street, Gibraltar, pursuant to the following terms and conditions:

                                   AGREEMENT

     1. Hartcourt agrees to pay as consideration three million dollars ($3,000,000) in shares in The Hartcourt Companies, Inc. (HRCT), pursuant to Regulation "S". The shares will be valued on the basis of the average price per share over a 10 day period for the 10 days prior to the execution of this agreement.

     2. Seller warrants that the claims identified as Lodestar claims numbered 1-34 inclusive are legally owned by Seller, and that all claims are in good standing with all regulatory authorities, with no liens claims or encumbrances. Seller farther represents that it has the express right to sell, hypothecate and/or convey such interest.

     3. Seller warrants and represents that in order to maintain the claims in a current status, maintenance and administrative costs must be incurred on behalf of all the claims herein in an amount not to exceed twenty five hundred dollars ($2,500) a year. Purchaser agrees to pay fifty percent (50%) of any and all such administrative costs in order to maintain the claims in a current, valid and good standing position with all regulatory agencies.

     4. The parties hereto acknowledge that in order to maintain the claims in good order, at the end of 2 years an additional $25,000 is required to be invested. At the end of two years Purchaser agrees to pay fifty percent (50%) of no less than twenty five thousand dollars ($25,000) required in order to maintain the claims in a current, valid and position of good standing with all regulatory agencies in the state of Alaska.

     5. Both parties agree that each party has the right of first refusal to acquire the interests of the other party in the event the other party determines to sell their interests.

     6. Seller agrees to keep Hartcourt informed on a timely basis of all regulations, taxes, fees or other payments, or any requirements, by any and all agencies in order to keep the claims in good standing.


                                                                   Exhibit 10.09
                                                                         Page  1
                                      157

     7. The parties hereto acknowledge that a current geological survey and report is being prepared for presentation to the Purchaser and on behalf of Seller by Alex Burton, Geologist and Professional Engineer.

     8. The Seller warrants and represents that the 34 claims referenced herein shall have a probable valuation of no less than $5,000,000, as evidenced by the geological evaluation. If the geological evaluation relating to the 34 claims indicates that the valuation of the property is not as represented, or the claims are not as represented, that being a probable value of no less than $5,000,000, either party may rescind this transaction with no further notice.

In the event of rescission, any and all consideration previously paid by the Purchaser shall be returned in full upon notice of intent to rescind by Purchaser.

PURCHASER: THE HARTCOURT COMPANIES, INC.

/s/ Alan Phan                   date: 9/17/96
--------------------            ---------------
Alan Phan, President


SELLER: PROMED INTERNATIONAL, INC.

/s/ Robert Harper               date 10/1/96
-----------------------         ---------------
Robert Harper, Director


                                                                   Exhibit 10.09
                                                                         Page  2

EXH 10-10

                                SALES AGREEMENT

                                    RECITALS

The Hartcourt Companies, Inc., a Utah chartered company ("Purchaser") with offices located at 19104 South Norwalk Blvd. Artesia, California, its assigns, nominees or transferees does hereby enter into this agreement regarding the purchase of an undivided fifty percent (50%) interest in thirty four (34)
State of Alaska mineral lease gold lode claims, consisting of one hundred sixty
(160) acres each for a total of five thousand four hundred forty (5,440) acres. all located in the Melozitna mining district near Tanana, Alaska, from Mandarin Overseas Investment Co., Ltd., a Turks & Caicos chartered company ("Seller") with offices located at Suite 1-3 Kinwick Center, 32 Hollywood Road, Central Hong Kong, pursuant to the following terms and conditions:

                                   AGREEMENT

     1. Hartcourt agrees to pay as consideration three million dollars ($3,000,000) in shares in The Hartcourt Companies, Inc. (HRCT), pursuant to Regulation "S". The shares will be valued on the basis of the average price per share over a 10 day period for the 10 days prior to the execution of this agreement.

     2. Seller warrants that the claims identified as Lodestar claims numbered 35-68 inclusive are legally owned by Seller, and that all claims are in good standing with all regulatory authorities, with no liens claims or encumbrances. Seller further represents that it has the express right to sell, hypothecate and/or convey Such interest.

     3. Seller warrants and represents that in order to maintain the claims in a current status, maintenance and administrative costs must be incurred on behalf of all of the claims herein in an amount not to exceed twenty five hundred dollars ($2,500) a year. Purchaser agrees to pay fifty percent (50%) of any and all such administrative costs in order to maintain the claims in a current, valid and good standing position with all regulatory agencies.

     4. The parties hereto acknowledge that in order to maintain the claims in good order, at the end of 2 years an additional $25,000 is required to be invested. At the end of two years Purchaser agrees to pay fifty percent (50%) of no less than twenty five thousand dollars ($25,000) required in order to maintain the claims in a current, valid and position of good standing with all regulatory agencies in the state of Alaska.

     5. Both parties agree that each party has the right of first refusal to acquire the interests of the other party in the event the other party determines to sell their interests.

     6. Seller agrees to keep Hartcourt informed on a timely basis of all regulations, taxes, fees or other payments, or any requirements, by any and all agencies in order to keep the claims in good standing.

                                                                   Exhibit 10.10
                                                                         Page  1
                                      159

     7. The parties hereto acknowledge that a current geological survey and report is being prepared for presentation to the Purchaser and on behalf of Seller by Alex Burton, Geologist and Professional Engineer.

     8. The Seller warrants and represents that the 34 claims referenced herein shall have a probable valuation of no less than $5,000,000, as evidenced by the geological evaluation. If the geological evaluation relating to the 34 claims indicates that the valuation of the property is not as represented, or the claims are not as represented, that being a probable value of no less than $5,000,000, either party may rescind this transaction with no further notice.

In the event of rescission, any and all consideration previously paid by the Purchaser shall be returned in full upon notice of intent to rescind by Purchaser.

PURCHASER: THE HARTCOURT COMPANIES. INC.

/s/ Alan Phan                 Date: 9/17/96
--------------------------    -------------
Alan Phan, President


SELLER: MANDARIN OVERSEAS INVESTMENT CO. LTD.

/s/ Clara Richardson          Date: 9/17/96
--------------------------    --------------
Clara Richardson, Director

                                                                   Exhibit 10.10
                                                                         Page  2

                           PURCHASE & SALE AGREEMENT

DATE: 27 September 1996

PARTIES:

1. Hartcourt: The Hartcourt Companies, Inc., a Utah corporation, located at 19104 S. Norwalk Blvd., Artesia, CA 90701; and,

2. CKES: CKES Acquisitions Inc., a Nevada corporation, located at 555 E. Washington, Ste. 1706, Sunnyvale, CA 94086.

WHEREAS:

   Hartcourt owned 100% of 25,000 outstanding shares of a Nevada corporation known as Harcourt Investments (USA) Inc. (herein referred to as "HIUI"). CKES agree to purchase said HIUI shares, and Hartcourt agree to sell said shares to CKES, under the following terms and conditions.

1. Purchase Price: CKES will pay Hartcourt a total amount of USD $3 million for these 25,000 shares.

2. Payment Terms: CKES will pay said purchase price by tendering to Hartcourt a Convertible Secured Promissory Note in the principal sum of USD $3 million, as per attached Schedule A. The Note will be secured by a Security Agreement, as per attached Schedule B of this Agreement.


3. Closing Date: The closing date is also the date of execution of this Agreement and upon delivery of the 25,000 shares certificate in exchange for the Promissory Note and the Security Agreement


4. Due Diligence: CKES has confirmed that all due diligence have been completed and has received all financial operating statements from Hartcourt and hereby approved all pertinent data. As such, CKES will hold Hartcourt harmless and waive all claims against Hartcourt now and in the future


5. Representations and Warrants: Hartcourt hereby represents, covenants and warrants the following to CKES:

   a. Title to the shares shall be transferred to CKES or its assignee, free and clear of all exceptions.

                                                                   Exhibit 10.11
                                                                         Page  1
                                      161

   b. Hartcourt owns the shares in good, clear, recorded and marketable title without any claims, past pending or future, from any third party.

   c. The person executing this Agreement on behalf of Hartcourt has the authority to enter into this Agreement and to consummate the contemplated transaction.

   d. There is no pending or threatened litigation, public or private, affecting any portion of the shares.

   e. All members of the Board of Directors of HIUI will resign as of today.

6. Hartcourt shall indemnify and hold CKES harmless from and against any claims, damages or liabilities including, without limitation, attorneys fees and court costs that CKES may incur by reason of any breach by Hartcourt of any Hartcourt's representations, warrants or covenants.

7. If any part or portion of this Agreement is invalid or unenforceable as determined by a court or other authority of competent jurisdiction, such part or portion shall be severed from this Agreement to the extent invalid or unenforceable and the remainder hereof shall remain in full force and effect. Furthermore, the provisions of this Agreement and any subsequent Agreement were negotiated by the parties hereto with said Agreement being deemed to have drafted by the parties hereto.

8. Unless otherwise provided herein, any notice, tender or delivery to be given hereunder by either party to the other shall be in writing and may be affected by personal delivery or to be registered or certified US mail, postage prepared, return receipt requested, and shall be deemed communicated as of mailing. Notices shall be addressed as follows, but each party may change its address by written notice received by other party in accordance with this paragraph.

       To Hartcourt:  The Hartcourt Companies Inc.
                      19104 S. Norwalk Blvd.
                      Artesia, CA 90701

       To CKES:       CKES Acquisitions Inc.
                      555 E. Washington, Ste. 1706
                      Sunnyvale, CA 94086


                                                                   Exhibit 10.11
                                                                         Page  2

9. This Agreement shall be construed under the laws of the State of California and, in the event of any dispute or action arises to enforce this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and court costs.


                                         CKES Acquisitions Inc.

                                         By: /s/ Cynthia Kacar
                                         ----------------------------
                                         Cynthia Kacar, Secretary

                                         By: /s/ Eric Simonsen
                                         ----------------------------
                                         Eric Simonsen, President

EXECUTED at Artesia, Los Angeles County, California, this 27th day of September, 1996 by Hartcourt.

                                         The Hartcourt Companies inc.

                                         By: /s/ Alan V. Phan
                                         ----------------------------
                                         Alan V. Phan, President



                                                                   Exhibit 10.11
                                                                         Page  3

                            SECURED PROMISSORY NOTE

$3,000,000.00                                                 September 27, 1996

     FOR  VALUE  RECEIVED,   CKES  Acquisitions   Inc.,  a  Nevada   corporation
("Debtor"), hereby promises to pay to The Hartcourt Companies Inc., a Utah corporation, or its order ("Holder"), the principal sum of Three Million Dollars ($3,000,000.00), together with interest on the unpaid principal balance at the rate of six percent (6%) per annum.

     Provided there is no uncured default, then all principal and accrued interest shall be paid as follows:

     a) Monthly payments of principal only in the amount of Fifty Thousand Dollars ($50,000.00), without interest, shall be made beginning on October 1, 1998, and continuing thereafter on the first (1st) day of each calendar month and shall continue for sixty (60) calendar months thereafter;

     b) Interest will accrue and be due with the final payment, and interest shall compound at the above stated rate for the term of this Note; and,

     c) All unpaid principal balance and all accrued interest shall be due and payable on or before September 1, 2003

     Debtor reserves the right to make payment of the principal sum and accrued interest at any time, and from time to time, prior to maturity without penalty.

     All payments under this Note, whether of principal or interest, or both, shall be made to Holder in lawful money of the United States at such place as Holder shall designate in writing to Debtor.

     Upon the occurrence of an uncured default (as defined below), the entire unpaid balance of the principal debt together with any other sums due hereunder, with accrued interest theretofore, shall at the option of Holder, become immediately due and payable. The occurrence of any one or more of the following shall constitute an uncured default:

     a) Debtors third (3rd) failure, within any twelve (12) calendar month period, to pay any installment of principal, whether in whole or in part, when due hereunder, without regard to any cure period;

     b) Debtors failure to pay any installment of principal, whether in whole or in part, when due hereunder and following receipt by Debtor of written notice and the failure by Debtor to cure within ten (10) calendar days the default;

     c) Debtor, severally or jointly, i) makes an assignment for the benefit of its/his/her/her creditors or admits in writing its/his/her inability to pay its/his/her debts generally as they become due, or ii) becomes insolvent as that concept is

                                                                   Exhibit 10.12
                                                                         Page  1
                                      164
     commonly  understood  under either federal  bankruptcy law or state law, or
     iii) applies to any tribunal for the appoint of a trustee or receiver of any substantial part of its/his/her assets, or iv) commences any voluntary proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, or v) becomes the subject of any such involuntary proceedings and Debtor, severally or jointly, indicates it/his/her approval, consent or acquiescence, or vi) becomes the subject of an order appointing a trustee or receiver, adjudicating either bankruptcy or insolvency, or approving a petition in any such involuntary proceeding, and Debtor, severally or jointly, does not cure within thirty (30) calendar days after written notice; or

     d) Debtor i) engages in cessation of its business, whether in whole or in part, ii) engages in liquidation of its business, whether in whole or in part, or iii) Cynthia Kacar and/or Eric Simonsen discontinues active, full-time employment with Debtor.

     If Debtor shall effect any reorganization or disposition of assets or stock, with or without the prior written consent of Hartcourt, all obligations under this Note, regardless of the maturity dates, shall automatically become due and payable without demand or notice.

     Except as provided herein, Debtors obligations under this Note shall be paid and performed without any defenses, claims, setoffs, counterclaims, recoupments, reductions, limitations, impairments or termination which Debtor may now or hereafter have or could claim against Holder, and Debtor hereby waives all of the same.

     Except as set forth herein, demand, notice of demand, presentation for payment, notice of non-payment or dishonor, protest, and notice of protest are hereby waived by Debtor.

     All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or mailed first-class, postage prepaid, registered or certified mail, as follows:

     If to Debtor:            CKES Acquisitions Inc.
                              ATTN: Cynthia Kacar, President
                              555 E. Washington, Ste. 1706
                              Sunnyvale, CA 94086

     If to Holder:            The Hartcourt Companies Inc.
                              ATTN: Dr. Alan V. Phan, President
                              19104 S. Norwalk Blvd.
                              Artesia, CA 90701

     A Party may change its address of notice by complying with the terms of this Section. It is a condition that legal counsel receive a copy of the notice for the notice to be effective.

                                                                   Exhibit 10.12
                                                                         Page  2
                                      165

     Receipt shall be deemed to have occurred (regardless of actual receipt) on the date served, if personally delivered, or three (3) business days after mailing, if placed in the United States Mail, postage prepaid, by registered or certified mail.

     If any term or provision of this Note or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

     Any waive of any default, condition, term or provision must be in writing signed by the waiving party and such waiver shall not be construed as a waiver of any subsequent event of default.

     This Note shall bind Debtor and Holder, and their respective heirs, successors, representative and assigns, and the benefits hereof shall inure to each party and its successors, representatives and assigns.

     This Note shall be governed by and construed in accordance with the laws of the State of California. If any legal action is necessary to enforce or interpret the terms and conditions of this Note, the parties hereby agree to and consent to the jurisdiction of the State Court of California, Los Angeles, County. for the bringing of an action.

     This Note supersedes any prior written or oral agreement between the Parties respecting the subject matter contained herein and constitutes the Parties' entire Note.

     This Note cannot be modeled or amended except by a writing signed by the Parties hereto desiring to amend or modify their respective rights and obligations.

     If any legal action is necessary to enforce the terms and conditions of this Note, Holder shall be entitled to recover all costs of suit and reasonable attorney's fees as determined by the court.

                                                       Dated: September 27, 1996
DEBTOR:

CKES Acquisitions Inc.
a Nevada corporation


By: /s/ Eric Simonsen
----------------------------
Eric Simonsen, President


                                                                   Exhibit 10.12
                                                                         Page  3
                                      166